   As filed with the Securities and Exchange Commission on November 20, 2000

                                                     Registration Nos. 33-36528;
                                                                        811-6161


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT
        COMPANY ACT OF 1940                                              / X /
                                                                          ---

    Amendment No.  59                                                    / X /
                                                                          ---

                       PIMCO FUNDS: MULTI-MANAGER SERIES
              (Exact Name of Registrant as Specified in Charter)

               840 Newport Center Drive, Newport Beach, CA 92660
              (Address of principal executive offices) (Zip code)

                                1-800-927-4648
             (Registrant's telephone number, including area code)


Name and address
of agent for service:        Copies to:
---------------------        ----------

Stephen J. Treadway          Newton B. Schott, Jr.,    Joseph B. Kittredge, Esq.
c/o PIMCO Funds              Esq.                      Ropes & Gray
Distributors LLC             c/o PIMCO Funds           One International Place
2187 Atlantic Street         Distributors LLC          Boston, Massachusetts
Stamford, Connecticut        2187 Atlantic Street      02110
 06902                       Stamford, Connecticut
                             06902


It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

This Post-Effective Amendment relates solely to the PIMCO Select Value Fund, a series of the Registrant currently registered under the Investment Company Act of 1940, but whose securities are not registered under the Securities Act of 1933. This Post-Effective Amendment is being filed solely to amend the Select Value Fund's Private Placement Memorandum. No information relating to any other series of the Registrant is amended or superseded hereby.

                       PIMCO FUNDS: MULTI-MANAGER SERIES

                            PIMCO SELECT VALUE FUND

                         Private Placement Memorandum
                               November 20, 2000

                           ________________________

The PIMCO SELECT VALUE FUND (the "Fund") is one of thirty-eight separate investment portfolios of PIMCO Funds: Multi-Manager Series, an open-end series management investment company (the "Trust"). The other series are offered pursuant to separate prospectuses. Reference is made to the Trust's Prospectus for Institutional and Administrative Class shares dated November 1, 2000 (as revised or supplemented from time to time, the "Institutional Prospectus"), which has been filed with the Securities and Exchange Commission ("SEC") and portions of which are incorporated herein by reference. In the Institutional Prospectus, references to the "Funds" or a "Fund" are deemed to refer to PIMCO Select Value Fund unless otherwise set forth herein or therein or unless the context otherwise requires.

                            ________________________

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

     This Private Placement Memorandum concisely describes the information which investors ought to know about the Fund before investing. Please read this Memorandum carefully and keep it for further reference. The Institutional Prospectus and a Statement of Additional Information for the Trust dated November 1, 2000, as revised or supplemented from time to time (as so revised or supplemented, the "Statement of Additional Information"), are available free of charge by writing to PIMCO Funds: Multi-Manager Series, 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660 or by calling 1-800-927-4648. The Statement of Additional Information, which contains more detailed information about the Fund and the Trust, has been filed with the SEC and is incorporated by reference into this Private Placement Memorandum.

     The Fund does not intend to offer its shares for sale to the public at this time. The Fund may in the future offer shares to the public pursuant to an amendment to the Trust's Registration Statement, as discussed below under "Investment Options."

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

     The Fund's investment objective is long-term growth of capital and income. The Fund seeks to achieve its investment objective by normally investing at least 65% of its assets in common stocks of companies with below-average valuations whose business fundamentals are expected to improve. Although the Fund typically invests in companies with market capitalizations of at least $5 billion at the time of investment, it may invest in companies in any capitalization range. To achieve income, the Fund invests a portion of its assets in income producing (e.g., dividend-paying) stocks. The Fund normally invests in the securities of 20 to 30 issuers.

     The portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager invests primarily in common stocks of companies having below-average valuations whose business fundamentals are expected to improve. The portfolio manager determines valuation based on characteristics such as price-to-earnings, price-to-book, and price-to-cash flow ratios. The portfolio manager analyzes stocks and seeks to identify the key drivers of financial results and catalysts for change, such as new management and new or improved products, that indicate a company may demonstrate improving fundamentals in the future. The portfolio manager looks to sell a stock when he believes that the company's business fundamentals are weakening or when the stock's valuation has become excessive. The Fund is "non-diversified," which means it invests in a relatively small number of issuers.

     The Fund may also invest to a limited degree in other kinds of equity securities, including preferred stocks and convertible securities. The Fund may invest up to 15% of its assets in foreign securities, except that it may invest without limit in American Depository Receipts (ADRs).

     In response to unfavorable market and other conditions, the Fund may make temporary investments of some or all of its assets in high-quality fixed income securities. This would be inconsistent with the Fund's investment objective and principal strategies.

PRINCIPAL RISKS
---------------

     Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

 .  Market Risk                         .  Management Risk
 .  Issuer Risk                         .  Foreign Investment Risk
 .  Focused Investment Risk             .  Currency Risk
 .  Credit Risk

Please see "Summary of Principal Risks" following the Fund Summaries in the Institutional Prospectus for a description of these and other risks of investing in the Fund. In addition, "Summary of Principal Risks--Focused Investment Risk" is supplemented to indicate that Funds, such as the Select Value Fund, that are "non-diversified" because they invest in a relatively small number of issuers may have more risk because changes in the value of a single security or the impact of a single economic, political or regulatory occurrence may have a greater adverse impact on the Fund's net asset value.

ADDITIONAL RISKS OF INVESTING IN THE FUND
-----------------------------------------

     In addition to the risks described under "Principal Risks" above, the Fund is newly formed and therefore has no history upon which investors can evaluate its likely performance. Accordingly, there can be no assurance that the Fund will achieve its investment objective. Also, it is possible that the Fund may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Fund's small size, may have a disproportionate impact on the Fund's performance results. The Fund would not necessarily achieve the same performance results if its aggregate net assets were greater.

MANAGEMENT OF THE FUND

MANAGEMENT OF THE FUND'S INVESTMENT PORTFOLIO
---------------------------------------------

     The Fund's investment portfolio is managed by John K. Schneider, a Vice President of the Trust. Mr. Schneider is also a Portfolio Manager at the PIMCO Equity Advisors division ("PIMCO Equity Advisors") of PIMCO Advisors L.P. ("PIMCO Advisors"). PIMCO Advisors serves as investment adviser to the other series of the Trust. Additional information about Mr. Schneider, PIMCO Advisors and PIMCO Equity Advisors can be found in the Institutional Prospectus under "Management of the Funds--Investment Adviser and Administrator" and "Management of the Funds--PIMCO Equity Advisors," which are incorporated herein by reference.

     The Fund does not pay any fee to Mr. Schneider or to PIMCO Advisors for Mr. Schneider's services as the Fund's portfolio manager. However, it is anticipated that in the future the Fund may offer shares to the public, as discussed below under "Investment Options." It is anticipated that, prior to offering its shares to the public, the Fund would, subject to the approval of the Board of Trustees of the Trust and the shareholders of the Fund, enter into an Investment Advisory Agreement with PIMCO Advisors pursuant to which PIMCO Advisors will assume responsibility for managing the Fund's investment portfolio. It is anticipated that the annual advisory fee rate payable under such Investment Advisory Agreement would be 0.60% of the Fund's average daily net assets. Mr. Schneider is expected to continue as the Fund's portfolio manager if and when PIMCO Advisors assumes responsibility for managing the Fund's portfolio. The Trust believes that the assumption by PIMCO Advisors of this responsibility will have no material effect on how the Fund's portfolio is managed.

FUND ADMINISTRATOR
------------------

     PIMCO Advisors serves as the Fund's administrator. Information about the Fund's administration arrangements is found in the Institutional Prospectus under "Management of the Funds--Administrative Fees," which is incorporated herein by reference. The Fund pays PIMCO Advisors administrative fees at the annual rate of 0.25% of the Fund's average daily net assets attributable to the Fund's Institutional Class shares, and 0.50% of the Fund's assets attributable to the Fund's Class A shares.

DISTRIBUTOR
-----------

     The Fund's distributor is PIMCO Funds Distributor LLC, a wholly owned subsidiary of PIMCO Advisors. Information about the Distributor is found in the Institutional Prospectus under the caption "Management of the Funds-- Distributor," which is incorporated herein by reference.

INVESTMENT OPTIONS

     The Fund does not intend to offer its shares for sale to the public at this time. In the future, the Fund may offer Class A, Class B, Class C, Class D, Institutional Class and/or Administrative Class shares to the public pursuant to an amendment to the Trust's Registration Statement. Information about the various classes of shares of the Fund is incorporated by reference herein as provided below. Information about Institutional and Administrative Class shares of the Trust is found in the section of the Institutional Prospectus captioned "Investment Options--Institutional and Administrative Class Shares." Information about Class A, B and C shares of the Trust is found in the Trust's Prospectus for Class A, B and C shares dated November 1, 2000, as from time to time revised or supplemented, in the section captioned "Investment Options--Class A, B and C Shares," which is incorporated herein by reference. Information about Class D shares of the Trust is found in the Trust's Prospectus for Class D shares dated November 1, 2000, as from time to time revised or supplemented, in the section captioned "How to Buy and Sell Shares," which is incorporated herein by reference.

     Purchase of Fund Shares:
     ------------------------

     Until such time as the Fund offers Class A, Class B, Class C, Class D, Institutional Class and/or Administrative Class shares as set forth above, the Fund will have only two classes of shares, Class A and Institutional Class, which currently are not offered for sale to the public. Currently, all investors in the Fund must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

     All investments are made at the net asset value next determined after an order and payment for the investment are received by the Fund by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.

     Shares may be purchased (i) in cash, (ii) in exchange for securities subject to the determination by the Fund that the securities to be exchanged are acceptable, or (iii) by a combination of such securities and cash. Securities acceptable to the Fund as consideration for Fund shares will be valued as set forth under "How Fund Shares are Priced" in the Institutional Prospectus as of the time of the next determination of net asset value after such acceptance.
All dividends, subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes may be realized by investors upon the exchange, depending upon the investor's basis in the securities tendered. The Fund will not approve securities as acceptable consideration for Fund shares unless (i) the Fund, in its sole discretion, believes the securities are appropriate investments for the Fund; (ii) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (iii) the securities may be acquired under the investment restrictions applicable to the Fund.

     Redemption of Fund Shares:
     --------------------------

     An investor in the Fund may redeem all or a portion of its investment at the net asset value next determined after receipt by the Fund of a redemption request in proper form on any day the New York Stock Exchange ("Exchange") is open for business ("business day"). The redemption request must be received by the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). Proceeds of the redemption will be paid as promptly as possible but in any event within seven business days after receipt of the request.

     If the Fund determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in-kind of securities held by the Fund in lieu of cash. Securities used to redeem Fund shares in-kind will be valued in accordance with the Fund's procedures for valuation described under "How Fund Shares are Priced" in the Institutional Prospectus. Securities distributed by the Fund in-kind will be selected by the Fund in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio. Any in-kind redemptions will be of readily marketable securities to the extent available. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

     The Fund may suspend the right of redemption and may postpone payment for more than seven days when the Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Securities and Exchange Commission during periods when trading on the Exchange is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

     Currently, the Fund does not charge any sales load, contingent deferred sales charge ("CDSC") or Rule 12b-1 fees, although Class A, B, C and D and Administrative Class shares may charge sales loads, CDSCs and/or 12b-1 fees.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     The investment objective of the Fund described above may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated in the Statement of Additional Information, all investment policies of the Fund may be changed by the Board of Trustees without shareholder approval. If there is a change in the Fund's investment objective or policies, including a change approved by shareholder vote, shareholders should consider whether the Fund remains an appropriate investment in light of their then current financial position and needs.

ADVISER/SUB-ADVISER RELATIONSHIP

     PIMCO Advisors is permitted to enter into new or amended sub-advisory agreements with one or more sub-advisers with respect to the Fund without obtaining shareholder approval of such agreements, subject to the conditions of an exemptive order that has been granted by the Securities and Exchange Commission. One of the conditions requires the Board of Trustees to approve any such agreement. In addition, the exemptive order prohibits PIMCO Advisors from entering into sub-advisory agreements with affiliates of PIMCO Advisors without shareholder approval, unless those affiliates are substantially wholly-owned by PIMCO Advisors.

ADDITIONAL INFORMATION

     Information about how Fund shares are priced, Fund distributions and the tax consequences of investing in the Fund can be found in the sections of the Institutional Prospectus captioned, respectively, "How Fund Shares Are Priced," "Fund Distributions," and "Tax Consequences," which are incorporated herein by reference. The Fund intends to declare and distribute income dividends at least annually. In addition, the Fund intends to distribute any capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

                      PIMCO FUNDS:  MULTI-MANAGER SERIES

                         Supplement Dated [   ], 2000
                                    to the
           Statement of Additional Information Dated November 1, 2000

                Disclosure relating to PIMCO Select Value Fund


--------------------------------------------------------------------------------

Note: This document supplements the PIMCO Funds: Multi-Manager Series (the "Trust") Statement of Additional Information dated November 1, 2000 (as revised or supplemented from time to time, the "Statement of Additional Information"), which is incorporated by reference herein. In the Statement of Additional Information, references to the "Funds" or a "Fund" are deemed to refer to PIMCO Select Value Fund unless otherwise set forth herein or therein or unless the context otherwise requires. This Supplement relates solely to PIMCO Select Value Fund, and does not amend or supersede any disclosure relating to any other series of the Trust.

--------------------------------------------------------------------------------


1.  Date of the Statement of Additional Information.

    The date of the Statement of Additional Information is hereby amended to [ ], 2000.

2.  New Series of the Trust

    PIMCO Select Value Fund (the "Fund") is a new non-diversified series of the Trust. The Fund does not intend to offer its shares for sale to the public at this time. The Fund may in the future offer shares to the public pursuant to an amendment to the Trust's Registration Statement, as discussed in the Private Placement Memorandum of the Fund dated November 20, 2000 (as from time to time revised or supplemented, the "Private Placement Memorandum").

     This Supplement to the Statement of Additional Information is not a prospectus, and should be read in conjunction with the Private Placement Memorandum. Information from the Private Placement Memorandum is incorporated by reference into this Supplement to Statement of Additional Information. The Private Placement Memorandum and the Statement of Additional Information may be obtained free of charge by writing to PIMCO Funds: Multi Manager Series, 840 Newport Center Drive, Suite 3000, Newport Beach, California, 92660 or by calling 1-800-927-4648.

3.  Investment Objectives and Policies.

    In addition to the principal investment strategies and the principal risks of the Fund described in the Private Placement Memorandum, the Fund may employ other investment practices and may be subject to additional risks. The Fund may invest in the same securities and other instruments and use the same investment techniques as the PIMCO Renaissance Fund. Such securities, instruments and investment techniques are described under "Investment Objectives and Policies" in the Statement of Additional Information.

4.  Investment Restrictions.

    Fundamental Policies
    --------------------

    The investment restrictions set forth below are fundamental policies of the Fund and may not be changed without shareholder approval by vote of a majority of the outstanding voting securities of the Fund. Under these restrictions:

    1. the Fund may borrow money to the maximum extent permitted by law, including without limitation (i) borrowing from banks or entering into reverse repurchase agreements, or employing similar investment techniques, and pledging its assets in connection therewith, if immediately after each borrowing and continuing thereafter, there is asset coverage of 300%, and (ii) entering into reverse repurchase agreements and transactions in options, futures, options on futures, and forward foreign currency contracts;

    2. the Fund may not pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 10% of such Fund's total assets (taken at cost) and then only to secure borrowings permitted by Restriction (a) above. (The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be pledges or other encumbrances.) (For the purpose of this restriction, collateral arrangements with respect to the writing of options, futures contracts, options on futures contracts, and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of futures or related options are deemed to be the issuance of a senior security.);

    3. the Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws;

    4. the Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate;

    5. the Fund may not acquire more than 10% of the voting securities of any issuer, both with respect to the Fund and to the other series of the Trust to which this policy relates, in the aggregate;

    6. the Fund may not concentrate more than 25% of the value of its total assets in any one industry;

    7. the Fund may not purchase or sell commodities or commodity contracts except that the Fund may purchase and sell financial futures contracts and related options;

    8. the Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities with respect to not more than 25% of its total assets; and

    9. the Fund may not issue senior securities, except insofar as the Fund may be deemed to have issued a senior security by reason of borrowing money in accordance with the Fund's borrowing policies, and except that for purposes of this investment restriction, collateral, escrow, or margin or other deposits with respect to the making of short sales, the purchase or sale of futures contracts or related options, purchase or sale of forward foreign currency contracts, and the writing of options on securities are not deemed to be an issuance of a senior security.

    Notwithstanding the provisions of fundamental investment restrictions (1) and (9) above, the Fund may borrow money for temporary administrative purposes. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of the Fund, such excess shall be subject to the 300% asset coverage requirements set forth above.

    Non-Fundamental Policies
    ------------------------

    The non-fundamental investment restrictions of the Fund are set out in the Statement of Additional Information under "Non-Fundamental Investment Restrictions".

    5. Management of the Trust.

    The disclosure under the subheadings "Trustees and Officers", "Trustees' Compensation", and "Fund Administrator" under "Management of the Trust" in the Statement of Additional Information applies to the Fund.

    Information about the management of the Fund's portfolio is set forth in the Private Placement Memorandum. Additional information about PIMCO Advisors L.P. and PIMCO Equity Advisors is set forth in the Statement of Additional Information under "Management of the Trust."

    The Administrative Fee payable by the Fund is set forth in the Private Placement Memorandum.

    6. Distribution of Trust Shares, Portfolio Transactions and Brokerage, Net Asset Value, Taxation and Other Information.

    The Information about the distribution of the Trust's shares, portfolio transactions and brokerage, how the value of the Fund's shares are calculated and other information about the Trust is disclosed in the Private Placement Memorandum and in the sections of the Statement of Additional Information captioned "Distribution of Trust Shares," "Portfolio Transactions and Brokerage," "Net Asset Value," "Taxation" and "Other Information."

PART C.  OTHER INFORMATION

Item 23.  Exhibits.

          The letter of each exhibit relates to the exhibit designation in Form N-1A:

          (a) Form of Second Amendment and Restated Agreement and Declaration of Trust (2)

          (b)  (1)  Form of Amended and Restated Bylaws (19).

          (c) (1) Article III (Shares) and Article V (Shareholders' Voting Powers and Meetings) of the Second Amended and Restated Agreement and Declaration of Trust (2)

               (2) Article 9 (Issuance of Shares Certificates) and Article 11 (Shareholders' Voting Powers and Meetings) of the Amended and Restated Bylaws (19).

          (d)  (1)   (i)  Form of Amended and Restated Investment Advisory
                          Agreement effective as of May 5, 2000 (19).

                    (ii) Form of Investment Advisory Agreement for PIMCO Select Growth Fund for the period from March 31, 2000 to May 5, 2000 (19).

                   (iii) Form of Investment Advisory Agreement for PIMCO Global Innovation Fund for the period from April 3, 2000 to May 5, 2000 (19).

                    (iv) Form of Addendum to Investment Advisory Agreement to add the Cadence Capital Appreciation and Cadence Mid-Cap Growth Funds, to be filed by amendment (19).

                     (v) Form of Addendum to Investment Advisory Agreement to decrease the advisory fee rate with respect to PIMCO Growth & Income Fund (f/k/a PIMCO Mid-Cap Equity Fund) and to add the PIMCO Healthcare Innovation, PIMCO Internet Innovation, PIMCO Small-Cap Technology, PIMCO Telecom Innovation, PIMCO Electronics Innovation, PIMCO/Allianz New Asia, PIMCO/Allianz Europe Growth, PIMCO/Allianz Select World and PIMCO/Allianz Emerging Markets Funds (19).

                 (2) (i) Form of Portfolio Management Agreement with NFJ Investment Group (19).

                    (ii) Form of Portfolio Management Agreement with Cadence Capital Management (19).

                   (iii) Form of Portfolio Management Agreement with Parametric Portfolio Associates (19).

                         (iv) Form of Portfolio Management Agreement with Blairlogie Capital Management (19).

                         (v) Form of Portfolio Management Agreement with the Sub-Adviser to the PIMCO/Allianz New Asia, PIMCO/Allianz Europe Growth, PIMCO/Allianz Select World and PIMCO/Allianz Emerging Markets Funds (20).

              (e)  (1)  Form of Distribution Contract (19).

                   (2) Form of Supplement to Distribution Contract to add PIMCO Global Innovation Fund for the period from April 3, 2000 to May 5, 2000 (19).

                   (3) Form of Supplement to Distribution Contract to add the Cadence Capital Appreciation and Cadence Mid-Cap Growth Funds, to be filed by amendment (19).

                   (4) Form of Supplement to Distribution Contract to add the PIMCO Growth & Income, PIMCO Healthcare Innovation, PIMCO Internet Innovation, PIMCO Small-Cap Technology, PIMCO Telecom Innovation, PIMCO Electronics Innovation, PIMCO/Allianz New Asia, PIMCO/Allianz Europe Growth, PIMCO/Allianz Select World and PIMCO/Allianz Emerging Markets Funds (19).

              (f)       Not Applicable.

              (g)  (1)  Form of Custody and Investment Accounting Agreement
                        dated January 1, 2000 with State Street Bank & Trust Company (19).

              (h)  (1)  Form of Amended and Restated Administration Agreement
                        between the Trust and PIMCO Advisors L.P. (19).

                   (2) Form of Administration Agreement between PIMCO Advisors L.P. and Pacific Investment Management Company (4)

                   (3) Form of Amendment to Administration Agreement (to include Class D shares) between PIMCO Advisors L.P. and Pacific Investment Management Company (11)

                   (4)  Form of Agency Agreement and Addenda (1)

                   (5)  Form of Addendum to Agency Agreement (4)

                   (6)  Form of Assignment of Agency Agreement (4)

                   (7)  Form of Addendum to Agency Agreement (6)

                   (8) (i) Form of Transfer Agency and Services Agreement with
                            National Financial Data Services, to be filed by amendment.

                      (ii) Form of Transfer Agency and Services Agreement with
                            First Data Investor Services Group, Inc. dated November 9, 1998, as amended July 20, 1999 (19).

                    (9) Form of Service Plan for Institutional Services Shares
                        (6)

                   (10) Form of Administrative Services Plan for Administrative
                        Class Shares (4)

              (i)       Opinion and Consent of Counsel (6)

              (j)  (1)  Consents of PricewaterhouseCoopers LLP. (16),

                        (i)   Consent dated October 30, 2000 (20)

                        (ii)  Consent dated November 13, 2000 (21).

                        (iii) Letter dated October 26, 1999 from
                              PricewaterhouseCooopers LLP to the Securities and Exchange Commission. (14)


                   (2)  Consent and Opinion of Coopers & Lybrand LLP (6)

              (k)       Not Applicable

              (l)       Initial Capital Agreement (6)

              (m)  (1)  Form of Distribution and Servicing Plan (Class A) (4)

                   (2)  Form of Distribution and Servicing Plan (Class B) (4)

                   (3)  Form of Distribution and Servicing Plan (Class C) (4)

                   (4) Form of Distribution Plan for Administrative Class Shares (4)

                   (5) Form of Distribution Plan for Class D Shares included as part of the Form of Amended and Restated Administration Agreement included in Exhibit 9(b)

              (n)  (a)  Financial Data Schedules for the period ended
                        6/30/98 (11)

                   (b)  Financial Data Schedules for the period ended
                        12/31/98 (12)

              (o)       Form of Amended and Restated Multi-Class Plan (7)

              (p)  (1)  Code of Ethics of the Registrant (19)

                   (2) Code of Ethics of PIMCO Advisors L.P., Cadence Capital Management, NFJ Investment Group and Parametric Portfolio Associates (19)

                   (3)  Code of Ethics of Blairlogie Capital Management (19)

                   (4)  Code of Ethics of PIMCO Funds Distributors LLC (19)

              (q)  (1)  Powers of Attorney and Certificate of Secretary (1)

                   (2) Power of Attorney for E. Philip Cannon, Donald P. Carter, Gary A. Childress, William D. Cvengros, John P. Hardaway, Joel Segall, W. Bryant Stooks, Gerald M. Thorne, Richard L. Nelson, Lyman W. Porter and Alan Richards (5)

                   (3)  Power of Attorney for Kenneth M. Poovey (16)


--------------------
1 Included in Post-Effective Amendment No. 22 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on July 1, 1996.

2 Included in Definitive Proxy Statement of the Trust (File No. 811-06161), as filed on November 7, 1996.

3 Included in Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A of PIMCO Advisors Funds (File No. 2-87203), as filed on November 30, 1995.

4 Included in Post-Effective Amendment No. 25 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on January 13, 1997.

5 Included in Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 10, 1997.

6 Included in Post-Effective Amendment No.28 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 31, 1997.

7 Included in Post-Effective Amendment No. 30 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on March 13, 1998.

8 Included in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on April 21, 1998.

9 Included in Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on June 30, 1998.

10. Included in Post-Effective Amendment No. 34 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on July 2, 1998.

11. Included in Post-Effective Amendment No. 36 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 30, 1998.

12. Included in Post-Effective Amendment No. 38 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on March 31, 1999.

13. Included in Post-Effective Amendment No. 39 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on May 25, 1999.

14. Included in Post-Effective Amendment No. 43 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 29, 1999.

15. Included in Post-Effective Amendment No. 44 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on December 14, 1999.

16. Included in Post-Effective Amendment No. 46 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on March 27, 2000.

17. Included in Post-Effective Amendment No. 47 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on March 31, 2000.

18. Included in Post-Effective Amendment No. 50 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on August 4, 2000.

19. Included in Post-Effective Amendment No. 51 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on August 17, 2000.

20. Included in Post-Effective Amendment No. 53 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 31, 2000.

21. Included in Post-Effective Amendment No. 54 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on November 13, 2000.

Item 24.  Persons Controlled by or Under Common Control with Registrant.

          Not applicable.

Item 25.  Indemnification

     Reference is made to Article VIII, Section 1, of the Registrant's Second Amended and Restated Agreement and Declaration of Trust, which is incorporated by reference herein.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Trust's Second Amended and Restated Agreement and Declaration of Trust, its By-Laws or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Advisor and Portfolio Managers.

     Unless otherwise stated, the principal business address of each organization listed in 800 Newport Center Drive, Newport Beach, CA 92660.

                              PIMCO Advisors L.P.

Name                 Position with Advisor         Other Affiliations

Joachim Faber, Dr.   Chief Executive Officer       Member of the Board
                     and Member of the             of Allianz AG
                     Executive Committee

Udo Frank            Managing Director;            Managing Director and Chief
                     Chief Investment Officer      Investment Officer of Allianz
                     of U.S. Equity Division       Asset Advisory and Management
                     and Member of the             GmbH
                     Executive Committee

Robert M. Fitzgerald Executive Vice President      Chief Financial Officer and
                     and Chief                     Treasurer, PIMCO Funds
                     Financial Officer             Distributors LLC, Cadence
                                                   Capital Management, Inc., NFJ
                                                   Investment Group, NFJ
                                                   Management, Inc., Parametric
                                                   Portfolio Associates,
                                                   Parametric Management, Inc.,
                                                   Pacific Investment
                                                   Management Company LLC and
                                                   StocksPLUS Management, Inc.;
                                                   Chief Financial Officer,
                                                   Cadence Capital Management;
                                                   Executive Vice President
                                                   and Chief Financial Officer,
                                                   Value Advisors LLC; and Chief
                                                   Financial Officer PIMCO
                                                   Funds Advertising Agency.

Kenneth M. Poovey    Managing Director; Chief      Chief Executive Officer,
                     Executive Officer of U.S.     Value Advisors LLC,
                     Equity Division of PIMCO      Oppenheimer Capital; Trustee
                     Advisors and Member of        of the Trust.
                     the Executive committee

Marcus Reiss         Member of the                 To be provided.
                     Executive Committee

William S.           Member of the Executive       Chief Executive Officer and
Thompson, Jr.        Committee & Chief Executive   Managing Director, Pacific
                     Officer                       Investment Management Company
                                                   LLC; Member, President and
                                                   Chief Executive Officer,
                                                   PIMCO Partners LLC; Director
                                                   and President, StocksPlus
                                                   Management, Inc.; Vice
                                                   President, PIMCO Variable
                                                   Insurance Trust, PIMCO
                                                   Funds: Pacific Investment
                                                   Management Series and PIMCO
                                                   Commercial Mortgage
                                                   Securities Trust, Inc.

Stephen J. Treadway  Managing Director             Chairman, President, and
                                                   Chief Executive Officer,
                                                   PIMCO Funds Advertising
                                                   Agency, Inc., PIMCO Funds
                                                   Distributors LLC.

James G. Ward        Executive Vice President,     Executive Vice President,
                     Human Resources               Human Resources,
                                                   Value Advisors LLC.

Andrew Bocko         Director of                   None.
                     Information Technology

Vinh T. Nguyen       Controller                    Vice President and
                                                   Controller, Cadence Capital
                                                   Management, Inc., NFJ
                                                   Management, Inc., Parametric
                                                   Management, Inc., StocksPLUS
                                                   Management, Inc., PIMCO Funds
                                                   Advertising Agency, Inc.,
                                                   PIMCO Funds Distributors LLC,
                                                   and Value Advisors LLC;
                                                   Controller, Pacific
                                                   Investment Management
                                                   Company LLC.

Stewart A. Smith     Secretary                     Secretary, NFJ Investment
                                                   Group, Parametric Portfolio
                                                   Associates; Assistant
                                                   Secretary, Cadence Capital
                                                   Management.

                          Cadence Capital Management
                        Exchange Place, 53 State Street
                         Boston, Massachusetts  02109

Name                   Position with Portfolio     Other Affiliations
                       Manager

William B. Bannick     Managing Director and       Director and Managing
                       Executive Vice President    Director, Cadence Capital
                                                   Management, Inc.

David B. Breed         Managing Director and       Director, Managing Director
                                                   and Chief Executive Officer,
                                                   Cadence Capital Management,
                                                   Inc.

Katherine A. Burdon    Managing Director           None.

Bart J. O'Connor       Managing Director           None.

Michael J. Skillman    Managing Director           None.

Wayne A. Wicker        Managing Director           None.

Robert M. Fitzgerald   Chief Financial Officer     See PIMCO Advisors L.P.
                       and Assistant Treasurer

Barbara M. Green       Treasurer                   None.

Mary Ellen Melendez    Secretary                   None.

Stewart A. Smith       Assistant Secretary         See PIMCO Advisors L.P.


                             NFJ Investment Group
                         2121 San Jacinto, Suite 1440
                             Dallas, Texas  75201

Name                   Position with Portfolio     Other Affiliations
                       Manager

Benno J. Fischer       Managing Director           Director, Managing
                                                   Director, and Co-Chairman,
                                                   NFJ Management, Inc.

Robert M. Fitzgerald   Chief Financial Officer     See PIMCO Advisors L.P.
                       and Treasurer

John L. Johnson        Managing Director           Director, and Co-Chairman
                                                   Managing Director, NFJ
                                                   Management, Inc.

Jack C. Najork         Managing Director           Director, Managing
                                                   Director, Co-Chairman, NFJ
                                                   Management, Inc.

Stewart A. Smith       Secretary                   See PIMCO Advisors L.P.

Vinh T. Nguyen         Vice President and          See PIMCO Advisors L.P.
                       Controller

                        Parametric Portfolio Associates
                    7310 Columbia Center, 701 Fifth Avenue,
                        Seattle, Washington 98104-7090

Name                   Position with Portfolio Manager      Other Affiliations

William E. Cornelius   Managing Director                    Director, Managing
                                                            Chief Executive
                                                            Officer Parametric
                                                            Management, Inc.

David M. Stein         Managing Director                    Director and
                                                            Managing Director,
                                                            Parametric
                                                            Management, Inc.

Brian Langstraat       Managing Director                    None.

Robert M. Fitzgerald   Chief Financial Officer and          See PIMCO Advisors
                       Treasurer                            L.P.

Stewart A. Smith       Secretary                            See PIMCO Advisors
                                                            L.P.

Vinh T. Nguyen         Vice President and Controller        See PIMCO Advisors
                                                            L.P.

                    Blairlogie Capital Management, Limited
                         4th Floor, 125 Princes Street
                          Edinburgh EH2 4AD, Scotland

Name                   Position with Portfolio              Other Affiliations
                       Manager

Gavin R. Dobson        Chief Executive Officer              Director and Chief
                       and Managing Director                Executive Officer,
                                                            Blairlogie Holdings
                                                            Limited (U.K.).

James G. S. Smith      Chief Investment Officer             Director and Chief
                       and Managing Director                Investment Officer
                                                            Blairlogie Holdings
                                                            Limited (U.K.).

Item 27.   Principal Underwriters.


    (a) PIMCO Funds Distributors LLC (the "Distributor") serves as Distributor of shares for the Registrant and also of PIMCO Funds:
           Pacific Investment Management Series. The Distributor is a wholly owned subsidiary of PIMCO Advisors L.P., the Registrant's Adviser.


    (b)

                          Positions and               Positions
Name and Principal        Offices with                and Offices
Business Address*         Underwriter                 with Registrant

Erik M. Aarts             Vice President              None

James D. Bosch            Regional Vice President     None

Deborah P. Brennan        Vice President,             None
                          Compliance Officer

Timothy R. Clark          Executive Vice President    None

Lesley Cotton             Vice President              None

Kelly Crean               Regional Vice President     None

Paul DeNicolo             Regional Vice President     None

Jonathan P. Fessel        Regional Vice President     None

Robert M. Fitzgerald      Chief Financial Officer     None
                          and Treasurer

Michael J. Gallagher      Regional Vice President     None

Joseph Gengo              Regional Vice President     None

Ronald H. Gray            Regional Vice President     None

Dan Hally                 Regional Vice President     None

Ned Hammond               Regional Vice President     None

Charles Hano              Regional Vice President     None

Derek B. Hayes            Vice President              None

Christopher Horan         Regional Vice President     None

Kristina Hooper           Vice President              None

John B. Hussey            Regional Vice President     None

Brian Jacobs              Senior Vice President       None

Stephen R. Jobe           Senior Vice President       None

William E. Lynch          Senior Vice President       None

Stephen Maginn            Executive Vice President    None

Wayne Meyer               Regional Vice President     None

Andrew J. Meyers          Executive Vice President    None

George Murphy             Regional Vice President     None

Kerry A. Murphy           Vice President              None

Fiora N. Moyer            Regional Vice President     None

Philip J. Neugebauer      Senior Vice President       None

Vinh T. Nguyen            Vice President, Controller  None

Joffrey H. Pearlman       Regional Vice President     None

Glynne P. Pisapia         Regional Vice President     None

Francis C. Poli           Vice President,             None
                          Compliance Officer

J. Scott Rose             Regional Vice President     None

Anne Marie Russo          Vice President              None

Keith Schlingheyde        Regional Vice President     None

Newton B. Schott, Jr.     Executive Vice President,   Vice President and
                          Chief Administrative        Secretary
                          Officer, Chief Legal
                          Officer and Secretary

Elizabeth Ellsworth       Vice President              None

Eugene M. Smith Jr.       Vice President              None

Robert M. Smith           Regional Vice President     None

Zinovia Spezakis          Vice President              None

William H. Thomas, Jr.    Senior Vice President       None

Stephen J. Treadway       Chairman, President and     None
                          Chief Executive Officer

Paul H. Troyer            Senior Vice President       None

Theresa Vlachos           Vice President              None

Richard M. Weil           Assistant Secretary         None

Glen A. Zimmerman         Vice President              None

-----------------------
    Principal business address for all individuals listed is 2187 Atlantic Street, Stamford, CT 06902 or 800 Newport Center Drive, Newport Beach, CA 92660.

    (c) The Registrant has no principal underwriter that is not an affiliated person of the Registrant or an affiliated person of such an affiliated person.

Item 28.   Location of Accounts and Records.

    The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of State Street Bank & Trust Co., 21 West 10th Street, Kansas City, Missouri 64105, National Financial Data Services, 330 W. 9th Street, 4th Floor, Kansas City, Missouri 64105, and/or PFPC Inc., PO Box 9688, Providence,
Rhode Island 02940.

Item 29.   Management Services.

           Not Applicable.

Item 30.   Undertakings.

           Not Applicable.

                                    NOTICE
                                    ------

     A copy of the Agreement and Declaration of Trust of PIMCO Funds: Multi-Manager Series (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 59 to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut on the 20th of November, 2000.

                       PIMCO FUNDS: MULTI-MANAGER SERIES

                            By: /s/ Stephen J. Treadway
                                -----------------------
                                Stephen J. Treadway,
                                President